13 G

CUSIP No. 98986T 10 8	Exhibit 99.1

EXHIBIT A

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached statement on Schedule 13G relating to the Common Stock of Zynga Inc. is filed on behalf of each of us.

Dated: February 14, 2012

FOUNDRY VENTURE CAPITAL 2007, L.P.

By:	Foundry Venture 2007, LLC
Its:	General Partner

By:	/s/ Jason Mendelson
Jason Mendelson, Manager

FOUNDRY VENTURE 2007, LLC

By:	/s/ Jason Mendelson
Jason Mendelson, Manager

/s/ Jason Mendelson
Jason Mendelson

/s/ Jason Mendelson
Jason Mendelson, Attorney-in-Fact for Brad Feld

/s/ Jason Mendelson
Jason Mendelson, Attorney-in-Fact for Seth Levine

/s/ Jason Mendelson
Jason Mendelson, Attorney-in-Fact for Ryan McIntyre